EXHIBIT 10.141
                            ASSIGNMENT AND AGREEMENT
                              (Darien, Connecticut)

   THIS AGREEMENT made this 3rd day of July, 1996, by and between CareMatrix of Stony Brook, Inc., a Delaware corporation ("Stony Brook"), and CareMatrix of Massachusetts, Inc., a Delaware corporation ("CareMatrix").

                                   WITNESSETH

   WHEREAS, Stony Brook is a member of Stony Brook Court, LLC (the "Joint Venture"), pursuant to the Stony Brook Court, LLC Operating Agreement (the "Operating Agreement"), dated May 21, 1996, relating to a certain parcel of land located in Darien, Connecticut (the "Land"), a copy of which is attached hereto as Exhibit A;

   WHEREAS, the Joint Venture intends to develop the Land for an assisted/independent living facility consisting of approximately eighty-six (86) units (the "Project");

   WHEREAS, Stony Brook desires to assign its rights and obligations relating to the co-development and management of the Project to CareMatrix, which rights have been orally agreed to by the members of the Joint Venture, and CareMatrix desires to assume such rights and obligations.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

   1. Stony Brook hereby assigns, sets over and transfers unto CareMatrix to have and to hold from and after the date hereof, all of Stony Brook's rights with respect to the co-development and management of the Project, and CareMatrix hereby accepts the within assignment and assumes and agrees with Stony Brook, to perform and comply with and to be bound by all of the obligations of Stony Brook with respect to such co-development and management of the Project.

   2. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts, and (iii) may not be modified orally, but only by a writing signed by both parties hereto.

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                                       2
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                            CAREMATRIX OF STONY BROOK, INC.

                                            By: /s/

                                                Name:
                                                Title:

                                            CAREMATRIX OF MASSACHUSETTS, INC.

                                            By: /s/

                                                Name:
                                                Title:

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                            ARTICLES OF ORGANIZATION
                                       OF
                             STONY BROOK COURT, LLC

   These Articles of Organization are executed and filed by the undersigned organizer of Stony Brook Court, LLC for the purpose of forming a limited liability company under the Connecticut Limited Liability Company Act, as follows:

    FIRST. Name. The name of the limited liability company is Stony Brook Court, LLC (the "Company").

    SECOND. Business. The nature of the business to be transacted by the Company and the purpose for which the company is organized is to engage in any lawful act or activity for which limited liability companies may be formed under the Connecticut Limited Liability Company Act (the "Act").

    THIRD. Office. The principal office address of the Company is 197 First Avenue, Needham, Massachusetts 02194- 2812.

    FOURTH. Statutory Agent. The name and address of the statutory agent is Frank J. Saccomandi, III, Esquire, having a business address at Murtha, Cullina, Richter and Pinney, CityPlace I, 185 Asylum Street, Hartford, Connecticut 06103, and a residence address at 92 Heritage Drive, Glastonbury, Connecticut 06033.

    FIFTH. Management. The management of the Company shall be vested in one or more managers.

    SIXTH. Duration. The latest date upon which the Company is to dissolve is December 31, 2046.

   IN WITNESS WHEREOF, the undersigned organizer has executed these Articles of Organization at Hartford, Connecticut, this 21st day of May, 1996.

Barbara A. Sarrantonio, Organizer           /s/ Barbara A. Sarrantonio
Type Name and Capacity of Signatory         Signature

Acceptance of Appointed Statutory Agent

Frank J. Saccomandi, III                    /s/ Frank J. Saccomandi, III
Print Name                                  Signature

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                                                                       Exhibit A

THE INTERESTS IN STONY BROOK COURT, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE SECURITIES ACT OF ANY STATE AND MAY NOT BE RESOLD UNLESS SUBSEQUENTLY REGISTERED UNDER SUCH ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. ADDITIONAL RESTRICTIONS ON TRANSFERABILITY ARE CONTAINED IN THIS OPERATING AGREEMENT.

                             STONY BROOK COURT, LLC
                               OPERATING AGREEMENT

   THIS OPERATING AGREEMENT made as of the Twenty-First (21st) day of May, 1996, by and between CAREMATRIX OF STONY BROOK, INC., a Delaware corporation having an office at 197 First Avenue, Needham, Massachusetts 02194-2812 and THE BENENSON MARCH 1985 TRUST, a trust created under the laws of the State of
         pursuant to a certain trust agreement dated                  , having
an office at 28th Floor, 708 3rd Avenue, New York, New York 10017 (hereinafter called the "Members").

                                    ARTICLE I
                               GENERAL PROVISIONS

   1.01 Formation; Articles. The Members hereby form a limited liability company pursuant to the Act. The Members shall from time to time execute or cause to be executed all such articles or other documents or cause to be done all such filing, recording, publishing, or other acts as may be necessary or appropriate to comply with the requirements for the formation and the operation of a limited liability company under the laws of the State of Connecticut and all other jurisdictions in which the Company may conduct business.

   1.02 Name. The name of the Company is Stony Brook Court, LLC.

   1.03 Office. The office of the Company at which the Company shall keep records shall be located at 197 First Avenue, Needham, Massachusetts 02194-2812 or at such other place or places within or without the State of Connecticut as the Manager shall designate from time to time by written notice to the Members.

   1.04 Agent for Service of Process. The statutory agent for service of process on the Company shall be the person designated as such in the Articles, as filed with the Office of the Secretary of State. The Manager from time to time may designate

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a different statutory agent for service of process through appropriate filings with the Secretary of State.

   1.05 Purpose of the Company. The purposes of the Company shall be to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

   1.06 Transactions of Member with Company. A Member may lend money to and otherwise deal with the Company and shall have the same rights and obligations with respect thereto as a person who is not a Member, subject to applicable law and the provisions of this Agreement.

   1.07 Term of the Company. The term of the Company shall commence upon the filing of the Articles of Organization of the Company and shall continue until December 31, 2046, unless sooner terminated as provided in Article VII of this Agreement.

   1.08 Title to Company Property. All assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member shall have any ownership of such assets individually.

   1.09 Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

     "Act" means the Connecticut Limited Liability Company Act.

     "Affiliate" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with the Person in question; (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Person in question; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Operating Agreement inclusive of all Schedules or other attachments or amendments hereto.

     "Allocation Percentage" of a Member means the percentage set forth opposite the Member's name on Schedule A to this Agreement.

     "Articles" means the Articles of Organization that are filed by the Company with the office of the Secretary of the State of Connecticut, as amended from time to time, including any exhibits, schedules or amendments thereto.

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     "Assignment" means any sale, transfer, gift, assignment, pledge or grant of a security interest, by operation of law or otherwise, in or of a Membership Interest.

     "Capital Contribution" means the amount of cash that a Member contributes to the Company in his capacity as a Member.

     "Cash Flow" means the gross cash receipts of the Company of any kind or description during any applicable computation period, less:

       (i) all operating or other expenses of the Company paid in cash during the period, but not including expenses paid in cash to the extent that such expenses were reserved against and funded from such reserves;

       (ii) all cash payments made with respect to the discharge of Company indebtedness during the period, but not including any such payments to the extent that the amounts thereof were reserved against and funded from such reserves; and

       (iii) all amounts of reserved cash as shall be determined by the Manager to be necessary and advisable for (a) the payment of Company expenses coming due at some future time, (b) the repayment of any Company indebtedness coming due at some future time, (c) reasonable increases in working capital, and (d) reasonable contingency reserves.

     "Company" means Stony Brook Court, LLC.

     "Distributions" means distributions of cash or other property made by the Company to the Members from any source.

     "Event of Dissociation" means an event that causes a person to cease to be a Member as provided in the Act.

     "Majority in Interest" means one or more Members (i) whose Allocation Percentage(s) exceed fifty percent (50%) of the combined Allocation Percentage of all Members whose Membership Interests are to be taken into account, and (ii) whose Capital Account(s) (as defined in Section 2.05) represent more than fifty percent (50%) of the combined value of the Capital Accounts of all Members whose Membership Interests are to be taken into account.

     "Manager" shall mean CareMatrix Corporation, a Delaware corporation having an office at 197 First Avenue, Needham, Massachusetts 02194-2812, and any additional or successor Manager. In the event that there shall be more than one Manager, all references to "Manager" shall be deemed to be references to "Managers."

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     "Members" shall mean CareMatrix of Stony Brook, Inc. and The Benenson March
1995 Trust, and any other person who or which may be admitted as a member in accordance with this Agreement and the Act, and who has not disassociated from the Company.

     "Membership Interest" means a Member's share of the Profits and Losses of the Company and the right to receive Distributions.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Company's income or loss for such year or period, determined in accordance with the Company's applicable method of accounting.

     "Qualified Transferee" shall have the meaning provided in Section 5.02 hereof.

     "Schedule A" means the Schedule of Contributions and Allocation Percentages attached to this Agreement.

     "Secretary of State" means the Secretary of State of the State of Connecticut.

     "Stabilization of Occupancy" shall mean that date upon which the project of the Company to be constructed on property located at 50 Ledge Road, Darien, Connecticut shall have first experienced ninety (90) consecutive days of at least ninety percent (90%) occupancy.

     "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned or controlled, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                                   ARTICLE II
                          CONTRIBUTIONS AND ALLOCATIONS

   2.01 Mandatory Capital Contributions. Simultaneous with the execution and delivery of this Agreement, each of the Members shall make a capital contribution in the amount of Five Hundred

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Dollars ($500). The amount of a Member's mandatory capital contributions and any voluntary additional capital contributions pursuant to Section 2.02 shall be set forth opposite the Member's name on Schedule A hereto.

   2.02 Voluntary Additional Capital Contributions. In the event that the Manager determines that the Company requires additional capital and that the Company is not able to borrow such capital based on its own credit, the Manager shall submit to the Members a plan for raising additional capital from the Members. If such plan is approved by a Majority in Interest of the Members, the Company shall request that each Member make an additional capital contribution to the Company in proportion to the Members' respective Allocation Percentages. No Member shall be obligated to make any additional contribution to the Company's capital; provided, however, that if any Member fails to make an additional capital contribution then the Allocation Percentages of the Members shall be adjusted in a manner set forth in the plan approved by the Majority in Interest of the Members. It is specifically understood that there may be multiple requests for voluntary additional capital contributions from the Members pursuant to this Section 2.02.

   2.03 No Third Party Rights. The right of the Company or the Members to require any additional contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement, including, but not limited to, the holder of any obligations secured by a mortgage, deed of trust, security interest or other liens or encumbrances upon or affecting the Company or any interest of a Member therein.

   2.04 Withdrawal; Interest. No Member shall have the right to withdraw any part of the Member's Capital Contribution. Except as otherwise specifically set forth in this Agreement, no Member, as such, shall have the right to receive any cash or other property of the Company. No interest shall be paid by the Company to any Member with respect to his Capital Contribution.

   2.05 Capital Accounts.

     (a) The Company shall maintain a separate Capital Account for each Member in accordance with the provisions of this Section 2.05. Each Member's Capital Account shall be determined and adjusted as follows: (i) each Member's Capital Account shall be increased by (A) such Member's Capital Contribution, and (B) such Member's distributive share of Profits; and (ii) such Member's Capital Account shall be decreased by (A) distributions to such Member pursuant to this Agreement, and (B) such Member's distributive share of Losses.

                                     -5-

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     (b) In the event that any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the transferred interest.

   2.06 Allocations. For all purposes including, without limitation, federal, state and local income tax purposes, all Profits and Losses and any tax credits for any period shall be allocated to the Members in accordance with their Allocation Percentages in effect for that period as set forth on Schedule A hereto. Each of the initial Members shall have an Allocation Percentage of fifty percent (50%) prior to the admission of any new Members. Thereafter, Allocation Percentages may change as a result of voluntary additional capital contributions pursuant to Section 2.02 or the admission of other new Members pursuant to
Section 5.01. The Company is authorized to amend Schedule A hereto from time to time to reflect any changes in Allocation Percentages that result from additional voluntary capital contributions or the admission of new Members.

                                   ARTICLE III
                                  DISTRIBUTIONS

   3.01 Cash Flow Distributions. Cash Flow shall be computed with respect to each fiscal quarter and distributed within thirty (30) days after the end of each such fiscal quarter. Cash Flow may be computed and distributed more frequently in the discretion of the Manager. Cash Flow for any period shall be distributed in cash in accordance with the manner in which Profits for the identical period were allocated.

   3.02 Dissolution. Upon dissolution and winding up of the Company, the assets of the Company shall be distributed to the Members as provided in Section 7.03.

   3.03 No Priority; Property Other Than Cash. No Member shall have priority over any other Member either as to the return of its Capital Contribution or as to Distributions. No Member shall have the right to demand or receive property other than cash in return of its Capital Contribution or as to other Distributions.

   3.04 Return of Distributions. The obligation of a Member to return cash or other property paid or distributed to a Member in violation of this Agreement or of applicable law may be compromised by the Manager without the consent of the Members.

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                                   ARTICLE IV
                                   MANAGEMENT

   4.01 General Powers and Authority.

     (a) The management of the business, property and affairs of the Company shall be vested in the Manager. Except as otherwise provided in this Agreement, the affirmative vote of a majority of the Managers (and of the sole Manager if there is only one Manager) shall be sufficient to decide any matter connected with the business, property and affairs of the Company.

     (b) Without limiting the generality of subsection (a) above, the Manager shall have power and authority, on behalf of the Company:

       (i) To purchase liability and other insurance to protect the Company's property and business;

       (ii) To hold and own any Company real and/or personal properties in the name of the Company;

       (iii) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short- term governmental obligations, commercial paper, or other investments;

       (iv) To employ accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Company funds;

       (v) To enter into any and all other agreements on behalf of the Company with any other person for any purpose relating to the business of the Company; and

       (vi) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business;

     (c) Notwithstanding the foregoing, no Manager or Member(s) of the Company, attorney-in-fact, employee, or other agent of the Company shall have any power or authority to make any investment or to enter into any contract which may cause personal liability to be incurred by any Member.

   4.02 Limitations on Authority of Manager. Notwithstanding the provisions of
Section 4.01 hereof, the Manager shall not have the power or authority to cause the Company to engage in any of the following transactions without the approval of a Majority in Interest of the Members:

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     (a) acquisition of real property or any interest therein;

     (b) borrowing money for the Company;

     (c) hypothecating, encumbering or otherwise granting a security interest in the assets of the Company; or

     (d) selling or otherwise disposing of all or substantially all of the assets of the Company.

The fact that the Manager or any Member is directly or indirectly affiliated or connected with any Person which may be involved in any of the foregoing transactions shall not prohibit the Company from dealing with such Person.

   4.03 Time and Effort; Independent Ventures. The Manager shall devote such time and effort to the Company business as may be necessary to promote adequately the interests of the Company and the mutual interests of the Members. The Manager shall not be required to devote full time to the Company business, and may engage in and possess interests in other business ventures of any nature and description. Neither the Company nor any other Member shall have any rights in or to such independent ventures, or the income or profit derived therefrom by virtue of this Agreement.

   4.04 Liability; Indemnification.

     (a) The Manager shall not be liable to the Company or the Members for any loss or damage incurred by the Company by reason of any act or omission performed or omitted by the Manager in good faith on behalf of the Company and in a manner reasonably believed by the Manager to be within the scope of the authority granted to the Manager by this Agreement or in the best interest of the Company, unless fraud, willful misconduct or gross negligence can be established by the Company or the Members.

     (b) The Company shall indemnify and hold harmless the Manager from and against any claim, loss, expense, liability, action or damage incurred by the Manager by reason of any act or omission performed or omitted by the Manager within the scope of the Manager's authority as a Manager, including, without limitation, reasonable fees and expenses of attorneys engaged by the Manager and such other reasonable costs and expenses of litigation and appeal in defense of such act or omission; but, specifically excluding fraud, willful misconduct, gross negligence or failure to comply with any representation, warranty, covenant, condition or other agreement of the Manager contained in this Agreement, each of which excluded items shall not be deemed to be within the scope of the Manager's authority hereunder. Any indemnification, or other payments to a Manager under this

                                     -8-

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paragraph, shall be paid from the assets of the Company, and no Member shall have any personal liability therefor.

     (c) The Manager shall indemnify and save harmless the Company and its Members from and against any claim, loss, expense, liability, action or damage including, without limitation, reasonable costs and expenses of litigation and appeal (including, without limitation, reasonable fees and expenses of attorneys engaged by the Members and the Company) by reason of said Manager's fraud, willful misconduct, gross negligence, or failure to comply in any material respect with any representation, warranty, covenant, condition or other agreement of said Manager contained in this Agreement.

   4.05 Election of Additional or Successor Manager. Additional or successor Managers may be elected only with the specific written consent of a Majority in Interest of the Members.

   4.06 Resignation. The Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of the Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of the Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute an event of dissociation.

   4.07 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of a Majority in Interest of the Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute an event of dissociation.

   4.08 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of a Majority in Interest of the Members.

   4.09 Manager May Be Member. The Manager may participate in the Company as a Member. A person who is both the Manager and a Member shall have all the rights and powers and be subject to all the restrictions and liabilities of the Manager under this Agreement and the Act, and shall also have the powers, and shall be subject to the restrictions, of a Member to the extent of such Manager's participation in the Company as a Member.

   4.10 Compensation. The compensation of the Manager shall be established by the affirmative vote of a Majority in Interest of the Members.

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   4.11 Voting Rights. All Members, except for any Members with respect to which there shall have occurred an Event of Dissociation, shall be entitled to vote on any matter submitted to a vote of the Members.

   4.12 Required Voting Percentage. Whenever any matter is required under the Act or permitted under this Agreement to be approved or consented to by the Members of the Company, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members, of Members having a Majority in Interest of the Company.

   4.13 Liability of Members. No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability of the Members for any liabilities of the Company.

   4.14 Representations and Warranties. Each Member, and in the case of an entity, the person(s) executing this Agreement on behalf of the entity hereby represents and warrants to the Company and each other Member that: (a) if that Member is an entity, that it is duly organized, validly existing and in good standing under the laws of the state which governs its creation and that it has full power and authority to execute this Agreement and perform its obligations hereunder; and (b) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest. In addition, each Member acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

   4.15 Conflicts of Interest. A Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that the Members may enter into transactions that are similar to the transactions into which the Company may enter. A Member, including any Member who is also a Manager, does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. Notwithstanding the foregoing, every Member shall account to the Company and hold as trustee for it any property or benefit derived by that person without the

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consent of more than one-half by number of the disinterested Managers or a
Majority in Interest of the disinterested Members from (a) any transaction connected with the conduct or winding up of the Company or (b) any use or appropriation by the Member of Company property, including confidential or proprietary information of the Company or other matters entrusted to the Member as a result of his status as a Member.

                                    ARTICLE V
                            ADMISSION OF NEW MEMBERS,
                       ASSIGNMENT OF MEMBERSHIP INTERESTS

   5.01 Additional Members. Except as provided below, the Company may admit new Members only with the express written consent of all of the then Members. The Company is authorized to amend Schedule A hereto from time to time to reflect the admission of additional or substitute Members.

   5.02 Restrictions on Assignment.

     (a) No Member shall make or effect an Assignment of all, or any part of, a Membership Interest, except to another Member or to a Qualified Transferee, without first offering to sell such Interest to the Company at a price and on terms set forth in Section 5.04 below. The Company shall have the right for a period of forty-five (45) days after receipt of such offer to elect to purchase all of such Interest. If the Company does not timely elect to purchase the Membership Interest, the selling Member may effect the Assignment, subject to the provisions of Section 5.03. If the selling Member does not effect the Assignment within ninety (90) days after the right of the Company to purchase the Membership Interest has expired, the selling Member shall be required to make a new offer to the Company and the provisions of this Section 5.02(a) shall apply again if the Member wishes to assign the Membership Interest.

     (b) For purposes of this Section 5.02, in the case of CareMatrix of Stony Brook, Inc. "Qualified Transferee" means any of the following Persons: (i) CareMatrix Corporation; (ii) any Affiliate of CareMatrix of Stony Brook, Inc. or any Affiliate of a Subsidiary of CareMatrix of Stony Brook, Inc.; (iii) any Affiliate of CareMatrix Corporation or any Affiliate of a Subsidiary of CareMatrix Corporation; (iv) Abraham D. Gosman; (v) any spouse, descendant or spouse of a descendant of Abraham D. Gosman; (vi) trusts of which substantially all of the beneficiaries are any of the Persons set forth in clauses (iv) or (v) above; (vii) trustees of any of the trusts described in clause (vi) above;
(viii) estates of any of the Persons set forth in clauses (iv) or (v) above and estates of which substantially all of the beneficiaries are any of the Persons set forth in

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clauses (iv) or (v) above; (ix) any partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity which is legally entitled to own an interest in a limited liability company and which is owned or controlled; or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by any of the Persons set forth in clauses (i) through (viii) above; and (x) any combination of the Persons described in clauses (i) through (ix) above.

  (c) For purposes of this Section 5.02, in the case of The Benenson March 1985 Trust "Qualified Transferee" means any of the following Persons: (i) any Affiliate of the Benenson March 1985 Trust; (ii) Charles Benenson; (iii) any spouse, descendant or spouse of a descendant of Charles Benenson; (iv) trusts of which substantially all of the beneficiaries are any of the Persons set forth in clauses (ii) or (iii) above; (v) trustees of any of the trusts described in clause (iv) above; (vi) estates of any of the Persons set forth in clauses (ii) or (iii) above and any estates of which substantially all of the beneficiaries are any of the Persons set forth in clauses (ii) or (iii) above; (vii) any partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity which is legally entitled to own an interest in a limited liability company and which is owned or controlled, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by any of the Persons set forth in clauses (i) through (vi) above; and (viii) any combination of the Persons described in clauses (i) through (vii) above.

  (d) Each Member agrees not to withdraw voluntarily from the Company without the express written consent of all of the other Members. Any Member who suffers an Event of Dissociation, including a voluntary withdrawal in contravention of this Section 5.02(d), shall be liable to the other Members for money damages.

5.03 Manner of Assignment.

  (a) No assignment shall be effective unless all of the following conditions shall have been satisfied or waived by the Members:

   (i) the assignee shall have furnished to the Manager an executed and delivered Assignment of the assignor's Membership Interest in form and substance satisfactory to the Manager;

   (ii) the assignee shall have executed and delivered to the Manager an undertaking of the assignee to be bound by all the terms and provisions of this Agreement, in form and substance satisfactory to the Manager, and such other instruments as may be required by law;

       (iii) the Assignment shall not result in the termination of the Company for federal income tax purposes;

       (iv) the Assignment shall comply with applicable federal and state securities laws;

       (v) the assignee shall have paid to the Company the amount determined by the Manager to be equal to the costs and expenses incurred in connection with such Assignment, including, without limitation, costs incurred in preparing and filing such amendments to the Articles or this Agreement as may be required by law;

       (vi) the assignee shall execute and swear to an instrument by the terms of which such assignee grants to the Manager the power of attorney set forth in this Agreement; shall acknowledge that the Membership Interest has not been registered under the Securities Act of 1933, or any applicable state securities laws, in reliance upon exemptions therefrom, and, shall covenant, represent, and warrant that the assignee is acquiring the Membership Interest for investment only and not with a view to the resale or distribution thereof; and

       (vii) the assignee shall furnish the Manager with such other similar information or documentation as the Manager may reasonably request.

     (b) No purported Assignment or other act of a Member in contravention of the provisions of this Section 5.03 shall be or constitute an effective Assignment of a Membership Interest, or otherwise be binding upon or recognized by the Company unless the assignor and the assignee shall have complied with the requirements of this Section 5.03.

     (c) An Assignment made or effected in compliance with the provisions of this Section 5.03 entitles the assignee to receive, to the extent assigned, the Distributions to which the assignor would be entitled. An Assignment of the Member's Membership Interest does not entitle the assignee to become or to exercise any rights of a Member unless (a) the assignor gives the assignee that right, and (b) a Majority in Interest of the other Members consent to the admission of the assignee as a Member. Until the assignee becomes a Member, the assignor shall continue to be a Member and shall have the power to exercise any rights of a Member, subject to the Members' right to remove the assignor pursuant to the Act.

     (d) An assignee who has become a Member shall have, to the extent assigned, the rights and powers, and shall be subject to the restrictions and liabilities, of a Member as provided in this Agreement and the Act.

     (e) Each Member hereby agrees to indemnify and hold harmless the Company, and the other Members, from and against all loss, damage or expense, including, without limitation, tax liabilities or loss of tax benefits, arising directly or indirectly as a result of any assignment or purported assignment in contravention of the provisions of this Section 5.03.

     (f) The Manager is authorized to amend Schedule A hereto from time to time to reflect the admission of substitute Members.

   5.04 Purchase of Member's Membership Interest.

     (a) In the event that the Company elects to purchase a Member's Membership Interest pursuant to Section 5.02, the purchase price shall be an amount equal to the selling Member's Capital Account as of the end of the month preceding the month in which the purchase occurs; provided, however, that if such purchase occurs after stabilization of Occupancy, in determining the value of a Member's Capital Account the book value of the Company's tangible assets shall be disregarded, and, inserted in its place, shall be an amount equal to the appraised value of the assets as determined by the independent accounting firm then servicing the Company or an appraiser selected by said firm. There shall be no value assigned to goodwill or any other intangible asset except for intangible assets purchased by the Company for which a value has theretofore been recorded on the Company's books, which assets shall be valued at their book value at the time of the purchase. The determination of the value of a Member's Capital Account, as modified, shall be made by said accounting firm and shall be final and binding on all parties in the absence of fraud or gross error.

     (b) Closing. The closing shall take place at the office of the Company (or at any other mutually convenient place) as soon as practicable. At the closing, the Company shall deliver a promissory note evidencing the obligation of the Company to pay the purchase price. The promissory note shall provide for forty
(40) equal consecutive quarterly installments of principal and interest. The promissory note shall bear interest at the rate equal to the rate prevailing on ten year U.S. treasury notes as reported in The Wall Street Journal (or a similar publication if The Wall Street Journal is no longer published) on the closing date. The determination of the applicable interest rate by the Manager of the Company shall be final and binding on all parties in the absence of fraud or gross error.

                                   ARTICLE VI
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

   6.01 Availability. The Manager shall keep or cause to be kept full and true books of account in accordance with good accounting principles and procedures applied in a consistent manner. The books of account shall reflect all Company transactions, and shall be appropriate and adequate for the Company's business. Any Member, or any Member's duly authorized representative, shall have the right at any time to inspect and copy such books and documents during normal business hours upon reasonable notice. Unless requested to do so by a Member, the Manager shall not be required to deliver to any Member copies of the Articles, this Agreement or any amendments thereto.

   6.02 Financial Reports. As soon as practicable after the close of each fiscal year, the Manager shall have delivered to the Members a financial report of the Company for such year. The financial report shall include a balance sheet, a statement of Profit and Loss, and schedules showing (a) Distributions to the Members and allocations to the Members of Profit and Loss, (b) all necessary tax reporting information required by the Members for preparation of their income tax returns, and (c) on request, a copy of the tax returns (federal, state and local, if any) of the Company for such fiscal year.

   6.03 Accounting Decisions. Except as specifically provided to the contrary herein, all decisions as to accounting matters for both financial and tax reporting shall be made by the Manager, including, without limitation, decisions with regard to method of accounting, allocation of income and accounting conventions to be used in connection with the admission or withdrawal of a Member or a change in a continuing Member's Membership Interest.

   6.04 Fiscal Year. The Company's fiscal year shall be the calendar year, which shall also be its taxable year.

   6.05 Bank Accounts. The Manager shall maintain bank accounts in the name of the Company in such banking institutions as the Manager shall determine. All cash receipts of the Company shall be deposited in such accounts, and withdrawals shall be made on such signature or signatures as the Manager shall determine. All monies deposited in such accounts shall be and remain the property of the Company until withdrawn and disbursed by the Manager for the purposes specified in this Agreement. The Manager shall not deposit in any of such accounts any funds other than funds belonging to the Company, and no other funds shall be commingled with such funds belonging to the Company.

                                   ARTICLE VII
                           DISSOLUTION AND TERMINATION

   7.01 Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

     (a) When the period fixed for the duration of the Company shall expire pursuant to Section 1.07 above;

     (b) The written consent of a Majority in Interest of the Members;

     (c) An Event of Dissociation, unless there are at least two remaining Members and the business of the Company is continued by the written consent of a Majority in Interest of the remaining Members within ninety (90) days after the Event of Dissociation; or

     (d) Entry of a decree of judicial dissolution under the Act.

   7.02 Articles or Certificates. Upon dissolution, the Manager shall file such articles, certificates or notices as may be required by the Act or by other applicable law.

   7.03 Winding Up. The business and affairs of the Company shall be wound up by the Manager, or if there is no Manager, by the Members. The persons winding up the business and affairs of the Company shall sell or otherwise convert all property of the Company into cash or receivables to the extent practicable or transfer the same in satisfaction of Company obligations, and the proceeds of such liquidation, or such assets that it is not practicable to liquidate, shall be applied and distributed in the following order of priority:

     (a) to expenses of liquidation, and to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company;

     (b) to the setting up of any reserves deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, such reserve to be paid over to a commercial bank or an attorney-at-law, as escrowee, to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as shall be deemed advisable, any balance to be distributed in the manner hereinafter provided;

     (c) to Members and former Members in satisfaction of liabilities, if any, for Distributions; and

     (d) to Members in accordance with their respective Capital Account balances.

   7.04 Period of Dissolution. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the normal losses attendant upon a liquidation.

   7.05 Final Accounting; Discharge of Liabilities. Each of the Members shall be furnished with a statement constituting a final accounting which shall be prepared by the Company.

   7.06 Liabilities for Capital Contributions. The Manager shall not be liable for the return of the Capital Contributions of any Member or any portion of such Contributions. Any such return shall be made solely from Company assets.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

   8.01 Power of Attorney. Each Member irrevocably constitutes and appoints the Manager, or any of them if there is more than one, and if the Manager is a corporation, each Member irrevocably constitutes and appoints the then President and each Vice President of the corporate Manager, acting singly, with full power of substitution, as such Member's true and lawful attorney in such Member's name, place and stead to make, execute, acknowledge, deliver, swear to and/or file:

      (i) all agreements, instruments or other documents as the Manager may deem necessary or desirable for Company purposes (including any agreements, instruments or other documents executed by the Company as a member in any other company);

      (ii) any counterparts of the Articles and this Agreement;

      (iii) all certificates and other instruments as the Manager may deem necessary or desirable to qualify or continue the Company in the state of its formation and in the state or states where it may be doing business;

      (iv) any other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction as the Manager may deem necessary or desirable for Company purposes; and

      (v) all assignments, conveyances or other instruments or documents necessary to effect the dissolution of the Company.

It is expressly intended by each Member that said power of attorney is coupled with an interest, that it shall be irrevocable, that it shall survive the transfer by a Member of the whole or any part of his Membership Interest, and that it shall survive the death, incapacity or bankruptcy of any Member that is a natural person, the bankruptcy or dissolution of any Member that is a corporation, trust, association or other entity, or any change in the owners, beneficiary or trustees of any non- corporate entity, trust, group or association which is a Member hereunder provided that the business of such entity, trust, group or association is continued as permitted by law.

   8.02 Members' Representatives and Successors. If a Member who is a natural person dies or a court of competent jurisdiction adjudges the Member to be incompetent to manage his or her person or property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all the Member's rights for the purpose of settling the Member's estate or administering the Member's property.

   8.03 Indemnity. The Company shall indemnify each present or former Member against any judgments, settlements, penalties, fines or expenses incurred in any proceeding to which such person was a party because such person is or was a Member, provided that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

   8.04 Notices. Any and all notices or elections permitted or required to be made as provided in this Agreement shall be in writing, signed by the Member or Manager giving such notice or making such election, and shall be sent by registered or certified U.S. Mail, postage prepaid, return receipt requested, to the Company, in care of the Manager or to the Members, at their addresses set forth in Schedule A, or if the Company, at its address as set forth in section 1.03, or at such other address as may be designated from time to time by such written notice to the Company and the Members.

   8.05 Amendment. Amendment to this Agreement may be made by the affirmative vote of a Majority in Interest of the Members.

   8.06 No Waiver. The failure of any Member to insist upon strict performance of any covenant or obligation under this Agreement shall not be deemed a waiver or relinquishment of such

Member's right to demand strict compliance in the future with respect to such covenant or obligation or any other covenant or obligation, and no consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement, shall be deemed to constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement.

   8.07 Captions; Sections. The captions contained in this Agreement have been inserted for convenience only and shall not affect or be effective to interpret, change or restrict the express terms and provisions of this Agreement. All references in this Operating Agreement to a "Section" shall refer to a Section of this Operating Agreement unless the context otherwise requires.

   8.08 Entire Agreement. This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof and supersedes any and all previous agreements, written or oral, between the Members with respect to the subject matter hereof. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express terms and provisions of this Agreement. The terms and provisions of this Agreement may not be modified or waived except by amendment approved as provided in Section 8.05.

   8.09 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall constitute one Agreement for all purposes, binding on all the Members, notwithstanding that all Members are not signatories to the same counterpart, provided that no counterpart shall be binding unless it is signed by all of the Members. All references herein to this Agreement are deemed to refer to all such counterparts.

   8.10 Benefit and Burden, etc. Except as otherwise provided in this Agreement, the covenants, conditions, agreements and terms of this Agreement shall be binding upon and inure to the benefit of the Manager(s) and the Members and their respective heirs, personal representatives, successors and permitted assigns. Whenever used, the singular shall mean the plural, the plural shall mean the singular, and the use of any gender shall mean all genders, as the context may require. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company.

   8.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

   8.12 Limitation on Liability of Trustees. CareMatrix of Stony Brook, Inc. acknowledges that the Trustees executing this Agreement on behalf of The Benenson March 1985 Trust are executing this Agreement in their capacities as Trustees only and not individually, and they shall have no personal liability with respect hereto.

   IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.

                                            CAREMATRIX OF STONY BROOK, INC.

                                            By:
                                              Name:
                                              Title:
                                              Hereunto Duly Authorized

                                            THE BENENSON MARCH 1985 TRUST

                                            By:
                                              Name:
                                              Title: Trustee
                                              Hereunto Duly Authorized

                                            By:
                                              Name:
                                              Title: Trustee
                                              Hereunto Duly Authorized

                                   SCHEDULE A
                   CONTRIBUTIONS AND ALLOCATION PERCENTAGES

                  STONY BROOK COURT, LLC OPERATING AGREEMENT

                                DATED: May , 1996

                                                             ALLOCATION
MEMBERS                           CAPITAL CONTRIBUTIONS      PERCENTAGES
CareMatrix of Stony Brook, Inc.          $500.00                 50%
197 First Avenue
Needham, Massachusetts 02194-2812

The Benenson March 1985 Trust            $500.00                 50%
28th Floor
708 3rd Avenue
New York, New York 10017               ---------                ---
                                       $1,000.00                100%